EXHIBIT 21

Subsidiaries of the Company

Strategic Realty Operating Partnership, L.P. (Delaware)

SRT Secured Holdings, LLC (Delaware)

TNP SRT Portfolio I, LLC (Delaware)

TNP SRT Portfolio II, LLC (Delaware)

TNP SRT Portfolio II Holdings, LLC (Delaware)

TNP SRT Aurora Commons, LLC (Delaware)

TNP SRT Bloomingdale Hills, LLC (Delaware)

TNP SRT Cochran Bypass, LLC (Delaware)

SRT Constitution Master Lessee, LLC (Delaware)

SRT Constitution Trail, LLC (Delaware)

TNP SRT Ensenada Square, LLC (Delaware)

TNP SRT Florissant Marketplace, LLC (Delaware)

TNP SRT Moreno Marketplace, LLC (Delaware)

TNP SRT Morningside Marketplace, LLC (Delaware)

TNP SRT Northgate Plaza Tucson Holdings, LLC (Delaware)

TNP SRT Northgate Plaza Tucson, LLC (Delaware)

TNP SRT Osceola Village (Delaware)

TNP SRT Osceola Village Master Lessee, LLC (Delaware)

TNP SRT Pinehurst East, LLC (Delaware)

TNP SRT San Jacinto, LLC (Delaware)

TNP SRT Summit Point Holdings, LLC (Delaware)

TNP SRT Summit Point, LLC (Delaware)

TNP SRT Topaz Marketplace, LLC (Delaware)

TNP SRT Turkey Creek, LLC (Delaware)

TNP SRT Visalia Marketplace, LLC (Delaware)

TNP SRT Woodland West Holdings, LLC (Delaware)

TNP SRT Woodland West, LLC (Delaware)